SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2003

GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut	06828-0001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

At an April 2, 2002 public presentation, General Electric Company disclosed certain unaudited, estimated financial information related to the first quarter of 2003. This information is set forth in the attached Exhibit 99.

Exhibit 99 includes references to the Company's long-cycle and short-cycle revenues, operating profit and net income excluding the effects, in the first quarter of 2002, of NBC's broadcast of the Olympics and the Company's net income excluding the Power Systems business. A reconciliation of these financial measures to the most directly comparable GAAP financial measure is also provided in the Exhibit.

Management believes that grouping together the Company's businesses that are subject to the same business cycles assists investors by allowing them to more easily compare how those groups of businesses are performing compared to each other and their industry comparables. Management also believes that excluding the effect of NBC's Olympic coverage in 2002 and the effects of the decline in the Power Systems business from the Company's revenues and operating profit allows investors to more easily compare the Company's financial performance period to period. These financial measures also aid investors in understanding the operating results of the Company absent non-recurring or unusual events.

Exhibits:
99	An April 2, 2002, public presentation in which General Electric Company disclosed certain unaudited, estimated financial information related to the first quarter of 2003.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY

By:   /s/ Philip D. Ameen

     Philip D. Ameen
     Vice President and Comptroller

Date: April 3, 2003